UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 7, 2016
____________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

____________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 501-8550
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On March 7, 2016, ServiceNow, Inc. and BMC Software, Inc. filed a joint motion with the United States District Court for the Eastern District of Texas informing the Court that all matters in controversy between the parties have been settled, in principle, and requesting that the Court stay all deadlines for thirty days so that the parties may document the agreement and submit appropriate dismissal papers.  The Court granted the motion on March 7, 2016.

This Form 8-K contains forward-looking statements regarding settlement of certain litigation matters. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update such forward-looking statements.  Actual events and results may differ materially from those in the forward-looking statements and are subject to risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Chief Financial Officer

 Date: March 8, 2016